UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 10, 2019

GLOBE PHOTOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-55370	27-0746744
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6445 South Tenaya Way, B-130

Las Vegas, Nevada 89113

(Address of principal executive offices)

(702) 722-6113

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Globe Photos, Inc. (the “Company”), a Delaware corporation, deeply regrets to announce that Mr. Mark Lanier, a director of the Company, has passed away.

On March 10, 2019, the Board of Directors (the “Board”) of the Company appointed Barbara D’Amato to fill the vacancy left by Mr. Lanier’s passing.

Ms. D’Amato will serve as the Chairman of the Company’s Nominating and Corporate Governance Committee and a member of its Compensation Committee and Audit Committee. Each of these committee roles were previously filled by Mr. Lanier.

Ms. D’Amato, 48, is a highly accomplished global deal maker, career banker, financier and operator with 25+ years of experience with a prominent ability to drive rapid growth and value creation through operational leadership, leveraging the power of strategic partnerships, financial and strategic professional and capital markets networks in the US and globally. From 2004 to 2018, Ms. D’Amato was the Founder and CEO of Trilogy Brands Group, a brand development licensing and franchising international growth firm in the retail industry, and Trilogy Capital Corp., an international advisory firm specializing in growth capital and project development to middle market and large companies. Prior to Trilogy, Ms. D’Amato served as Senior Relationship Manager and Team Leader, Vice President and Chief Risk Officer for Global Multinational Banks such as BNP Paribas US and Global Banking, a $2.5 trillion in assets and a presence in over 75 countries, and Bank of America’s Global Capital Markets Group among the top 10 largest banks in the world. She currently serves as an Advisor to the Board of Directors of TriLinc Global a leading $1.1 billion global private debt alternative investment fund whose strategy is to generate attractive financial returns and meet the sustainable investment needs of investors by achieving global social, economic and environmental impact worldwide. Ms. D’Amato obtained her bachelor’s degree in International Business from California State University Pomona, and post-graduate degree from Harvard Business School. Ms. D’Amato’s extensive investment and international markets experience, as well as her independence, judgment and exceptional leadership experience makes her a valuable addition to the Board.

There are no arrangements or understandings between Ms. D’Amato and any other person pursuant to which Ms. D’Amato was selected as a director of the Company. Ms. D’Amato is not a participant in, nor is she to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. Other than the Company’s formal plan for compensating its independent directors for their services approved by the Board, there are no plans, contracts or arrangements or amendments to any plans, contracts or arrangements entered into with Ms. D’Amato, or any grants or awards made to Ms. D’Amato, in connection with her election to the Board.

Item 7.01	Regulation FD Disclosure.

On March 14, 2019, the Company announced the appointment of Ms. D’Amato to the Board. A copy of the press release issued by the Company announcing Ms. D’Amato’s appointment is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibit 99.1 contains forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. Actual outcomes and results may differ materially from what is expressed in these forward-looking statements.

The information set forth under Item 7.01 of this Current Report on Form 8-K (“Current Report”), including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing, except as expressly set forth by specific reference in such a filing. This Current Report will not be deemed an admission as to the materiality of any information in this Current Report that is required to be disclosed solely by Regulation FD.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Globe Photos, Inc., dated March 14, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBE PHOTOS, INC.

Dated: March 14, 2019	By:	/s/ Stuart Scheinman
Stuart Scheinman Chief Executive Officer

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